EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Thor Industries, Inc. on Form S-8 of our report dated October 1, 1999, appearing in the Annual Report on Form 10-K of Thor Industries, Inc. for the year ended July 31, 1999.




/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Dayton, Ohio
November 2, 1999